Exhibit 1.1
                                                                     -----------


                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC

                                  $400,000,000

                              7.80% Notes due 2011

                               PURCHASE AGREEMENT

                                                                   March 9, 2001


Salomon Smith Barney Inc.,
  As Representative of the Initial Purchasers,
    c/o Salomon Smith Barney Inc.,
      388 Greenwich Street,
        New York, New York 10013.

Ladies and Gentlemen:

          Allegheny Energy Supply Company, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representative") are acting as the representative, $400,000,000 principal amount of its 7.80% Notes Due 2011 (the "Securities"). The Securities are to be issued under an indenture (the "Indenture") dated as of March 15, 2001, between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated February 28, 2001 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated March 9, 2001 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial

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Purchasers. Unless stated to the contrary, any references herein to the terms
"amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time which is incorporated by reference therein.

          The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, to be dated as of March 15, 2001 (the "Registration Rights Agreement"), pursuant to which the Company has agreed, among other things, to file a registration statement with the Commission, registering the Securities or the Exchange Securities (as defined in the Registration Rights Agreement) under the Act.

          1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Initial Purchaser as set forth below in this
Section 1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; at the Execution Time and on the Closing Date, the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and, at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein.

          (b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

          (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (e) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities (except as contemplated by this Agreement).

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          (f)  The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (g) Any information provided by the Company pursuant to Section 5(g) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) The Company has been duly organized and is existing in good standing as a limited liability company under the Delaware Limited Liability Company Act. The Company has all requisite power and authority under the Delaware Limited Liability Company Act to own, lease and operate its properties and to conduct its business as described in the Final Memorandum, and is duly qualified as a foreign limited liability company to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company (a "Material Adverse Effect").

          (i) Allegheny Energy, Inc. is the only member of the Company and owns all of the Company's outstanding limited liability company interests, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Allegheny Energy, Inc. is not obligated personally for any debt, obligation or liability of the Company solely by reason of being a member of the Company or owning its limited liability company interests.

          (j) The Company does not have any significant subsidiaries (as such term is defined in Rule1-02 of Regulation S-X promulgated under the Act) other than Allegheny Generating Company.

          (k) The statements in the Final Memorandum under the heading "Description of Notes" fairly summarize in all material respects the matters therein described.

          (l) This Agreement has been duly authorized, executed and delivered by the Company; the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture has been

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     duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (m) The Securities and the Exchange Securities have each been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and, in the case of the Securities, when delivered to and paid for by the Initial Purchasers in accordance with the provisions of this Agreement and, in the case of the Exchange Securities, when the Indenture has been duly qualified under the Trust Indenture Act and the Exchange Securities have been exchanged for the Securities pursuant to the Registration Rights Agreement, will have been duly executed and delivered by the Company and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (n) No consent, approval, authorization, filing with or order of any court or governmental agency or body, including the Commission and any applicable state utility commission, is required in connection with the transactions contemplated herein or in the Indenture, except (i) such as have been previously made, obtained or rendered, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum or (iii) such as may be required under the Act and the Trust Indenture Act in connection with the Registered Exchange Offer and Shelf Registration (each as defined in the Registration Rights Agreement).

          (o) Neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, or result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the certificate of formation or limited liability company agreement of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the


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     Company or any of its properties, except, with respect to clause (ii)
     above, for such conflicts, breaches, violations or impositions that would not result in a Material Adverse Effect.

          (p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement, the Registration Rights Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby; or
     (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum.

          (q) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules incorporated by reference in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (r) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

          (s) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them in Regulation S.

          (t) The Company is not in violation or default of (i) the certificate of formation or limited liability company agreement of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except, with respect to clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that would not result in a Material Adverse Effect.

          Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the


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Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.145% of the principal amount thereof, plus accrued interest, if any, from March 15, 2001 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

          3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on March 15, 2001 or at such time on such later date (not later than March 22, 2001) as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

          4. OFFERING BY INITIAL PURCHASERS. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to entities it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit D.

          (b) Neither it, nor any of its Affiliates, nor any person acting on its behalf has made or will make offers or sales of the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

          5. AGREEMENTS OF THE COMPANY. The Company agrees with each Initial Purchaser that:


          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

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          (b)  The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representative (which shall not be unreasonably withheld). The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representative of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to each Initial Purchaser and counsel for the Initial Purchasers, without charge, in such quantities as it may reasonably request; PROVIDED that should such event relate solely to the activities of any of the Initial Purchasers, then the Initial Purchasers shall assume all of the expenses in connection with preparing any such supplement or amendment.

          (d) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

          (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

          (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This

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     covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (h) The Company will cooperate with the Representative and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (i) The Company will not during the period from the Execution Time until the Closing Date, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company ), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).

          (j) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (k) The Company agrees to pay the costs and expenses (except transfer taxes) relating to the following matters: (i) the preparation of the Indenture, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing and delivery of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities, except as otherwise provided in paragraph (c) of this Section; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (viii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

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          (l)  Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given them by Regulation S.

          6. CONDITIONS TO THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time and the Closing Date pursuant to
Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have requested and caused Robert R. Winter, Vice President, Legal Services, of the Company, to furnish to the Representative his opinion, dated the Closing Date and addressed to the Representative, to the effect set forth in Exhibit A hereto.

          (b) The Company shall have requested and caused Sullivan & Cromwell, counsel for the Company, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, to the effect set forth in Exhibit B hereto.

          (c) The Representative shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchasers, such opinion, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing
     Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representative a certificate signed by the President or any Vice-President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no Material Adverse Effect, except as set forth in or contemplated by the Final Memorandum.

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          (e)  At the Execution Time and the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representative a letter, dated as of the Execution Time and the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit C hereto.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (g) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

          (h) Subsequent to the Execution Time and prior to the Closing Date, there shall not have been any downgrading in the rating of any of the Company's debt securities by Moody's Investors Service, Inc. or by Standard & Poor's Ratings Services and neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities.

          (i) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by notice to the Company by the Representative in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Company, at 125 Broad Street, New York, New York 10004, on the Closing Date.

          7. REIMBURSEMENT OF EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial

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Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum (or in any supplement or amendment thereto), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, each of its employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have.

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


          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue statement of a material fact or the omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer, employee, agent and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. DEFAULT BY AN INITIAL PURCHASER. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding five Business Days, as the Representative shall request in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or to any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iii) there has been any Material Adverse Effect; or (iv) there shall have occurred an outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, to the President (fax no.: (301) 665-2719) and confirmed to it at 10435 Downsville Pike, Hagerstown, Maryland 21740,
Attention: President; with a copy to the Legal Department (fax no.: (301) 665-2739) and confirmed to it at 10435 Downsville Pike, Hagerstown, Maryland 21740, Attention: Legal Department.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(g) hereof, no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          "Commission" shall mean the Securities and Exchange Commission.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Regulation D" shall mean Regulation D under the Act.

          "Regulation S" shall mean Regulation S under the Act.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

                                            Very truly yours,

                                            ALLEGHENY ENERGY SUPPLY COMPANY, LLC


                                            By:      /s/ Alan J. Noia
                                               ---------------------------------
                                                  Name:  Alan J. Noia
                                                  Title: Chairman and CEO


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON SMITH BARNEY INC.



By:    /s/ Howard Hiller
    -------------------------
    Name:  Howard Hiller
    Title: Managing Director

For itself and the other several
Initial Purchasers named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                                    PRINCIPAL
                                                                    AMOUNT OF
                                                                    SECURITIES
  INITIAL PURCHASERS                                             TO BE PURCHASED
  ------------------                                             ---------------

  Salomon Smith Barney Inc.....................................   $256,000,000
  Banc of America Securities LLC...............................     36,000,000
  Chase Securities Inc.........................................     36,000,000
  Mellon Financial Markets, LLC................................     36,000,000
  SunTrust Equitable Securities Corporation....................     36,000,000

                                                                  ------------
                    Total......................................   $400,000,000
                                                                  ============

                                    EXHIBIT A

                  Form of opinion of the counsel of the Company
                [Allegheny Energy Supply Company, LLC Letterhead]

                                                                  March 15, 2001

Salomon Smith Barney Inc.,
    As Representative of the Initial Purchasers,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


          Re:  Allegheny Energy Supply Company, LLC - 7.80% Notes
               due 2011
               --------------------------------------------------

Ladies and Gentlemen:

          In connection with the purchase today by you pursuant to the Purchase Agreement, dated March 9, 2001 (the "Purchase Agreement"), between Allegheny Energy Supply Company, LLC, a Delaware limited liability company (the "Company"), and you, of $400,000,000 principal amount of the Company's 7.80% Notes due 2011 (the "Securities") issued pursuant to the Indenture, dated as of March 15, 2001 (the "Indenture"), between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"), I, as counsel for the Company, or attorneys under my supervision, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

          On the basis of the foregoing, I am of the opinion that:

          1. The Company is duly qualified and in good standing as a foreign limited liability company under the laws of the [Commonwealth of Pennsylvania, West Virginia, Maryland, New Jersey, Virginia, Ohio, Arizona, Delaware, Indiana and the District of Columbia].

          2. Allegheny Energy, Inc. is the only member of the Company and owns all of the Company's outstanding limited liability company interests, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Allegheny Energy, Inc. is not obligated personally for any debt, obligation or liability of the

Salomon Smith Barney Inc.


Company solely by reason of being a member of the Company or owning its limited liability company interests.

          3. The Company has such valid franchises, licenses and permits, free of burdensome restrictions, as are necessary for the adequate conduct of its business.

          4. I know of no material pending legal proceedings to which the Company is or may be a party or of which property of the Company is or may be the subject which depart from the ordinary routine litigation incident to the kinds of business conducted by the Company and which are not referred to in the Offering Memorandum relating to the Securities (the "Offering Memorandum").

          5. I have no reason to believe that any part of the Offering Memorandum as of its date, or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          6. The issue and sale of the Securities and the compliance by the Company with all the provisions of the Securities, the Indenture, the Purchase Agreement and the Registration Rights Agreement dated as of March 15, 2001, among the Company and you, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the certificate of formation or limited liability company agreement of the Company or any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

          In giving this opinion, I am assuming that the Securities will conform to the form thereof examined by me and that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified. I am a member of the Maryland, Pennsylvania and West Virginia Bars.

                                                Very truly yours,



                                                Robert R. Winter, Esq.

cc:   Bank One Trust Company, N.A.
            as Trustee
      Sullivan & Cromwell
      Simpson Thacher & Bartlett

                                    EXHIBIT B

                     Form of opinion of Sullivan & Cromwell
                            Pursuant to Section 6(b)

                                                                  March 15, 2001

Salomon Smith Barney Inc.,
  As Representative of the Initial Purchasers,
    c/o Salomon Smith Barney Inc.,
      388 Greenwich Street,
        New York, New York 10013.

Ladies and Gentlemen:

          In connection with the purchase today by you pursuant to the Purchase Agreement, dated March 9, 2001, among Allegheny Energy Supply Company, LLC, a Delaware limited liability company (the "Company"), and you, of $400,000,000 principal amount of the Company's 7.80% Notes due 2011 (the "Securities") issued pursuant to the Indenture, dated as of March 15, 2001 (the "Indenture"), between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination, it is our opinion that:

          (1) The Company has been duly organized and is existing in good standing as a limited liability company under the Delaware Limited Liability Company Act. The Company has all requisite power and authority under the Delaware Limited Liability Company Act to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum relating to the Securities (the "Offering Memorandum").

          (2) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles, except that certain provisions

Salomon Smith Barney Inc.                                                    -2-


of the Indenture providing in case of default for payment of interest on overdue installments of interest may not be enforceable.

          (3) The Securities have been duly authorized, executed and delivered by the Company and, assuming due authentication thereof by the Trustee and upon payment therefor by the Initial Purchasers in accordance with the provisions of the Purchase Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

          (4) The Securities are unsecured and rank equally with all of the Company's other unsecured and unsubordinated indebtedness. The Securities will be effectively subordinated to all of the Company's secured debt, if any.

          (5) Each of the Purchase Agreement and the Registration Rights Agreement, dated as of March 15, 2001, between the Company and you, has been duly authorized, executed and delivered by the Company.

          (6) No registration of the Securities under the Securities Act of 1933, as amended (the "Act"), or qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for (i) the sale and delivery of the Securities by the Company to the Initial Purchasers or (ii) the offer and initial resale of the Securities by the Initial Purchasers to "qualified institutional buyers" (as defined in Rule 144A under the Act), in each case in the manner contemplated by the Purchase Agreement. However, we express no opinion as to any subsequent reoffer or resale of the Securities.

          (7) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States for the issuance, sale and delivery of the Securities by the Company to you have been obtained or made.

          In connection with our opinion set forth in paragraph (6) above, we have, with your approval, relied upon the representations, warranties, agreements and undertakings of the Company, and the Initial Purchasers in the Purchase Agreement with respect to (i) the absence of any general solicitation or general advertising in connection with the offering and sale of the Securities, (ii) the absence of any directed selling efforts (as defined in Regulation S under the Act) and (iii) certain other matters. Insofar as such opinion relates to the sale and delivery of the Securities by the Company to the Initial Purchasers, we have, with your approval, assumed that any offers and resales of the Securities by the Initial Purchasers will be made in accordance with the Purchase Agreement.

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and the Limited Liability Company Act of the

Salomon Smith Barney Inc.                                                    -3-


State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities will conform to the specimen thereof examined by us, that the Trustee's certificates of authentication of the Securities have been manually signed by one of the Trustee's authorized officers and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

                                              Very truly yours,

                                                                  March 15, 2001

Salomon Smith Barney Inc.,
  As Representative of the Initial Purchasers,
    c/o Salomon Smith Barney Inc.,
      388 Greenwich Street,
        New York, New York 10013.

Ladies and Gentlemen:

          This is with reference to the Offering Memorandum, dated March 9, 2001 (together with the documents incorporated by reference therein, the "Offering Memorandum"), relating to $400,000,000 principal amount of 7.80% Notes due 2011 (the "Securities") of Allegheny Energy Supply Company, LLC, a Delaware limited liability company (the "Company").

          As counsel to the Company, we reviewed the Offering Memorandum and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Offering Memorandum and the time of delivery of this letter, we participated in further discussions with representatives of the Company and its accountants regarding the contents of certain portions of the Offering Memorandum and certain related matters, and reviewed certificates of certain officers of the Company, opinions addressed to you from the Company's counsel and a letter addressed to you from the Company's independent accountants. On the basis of the information that we

Salomon Smith Barney Inc.                                                    -2-


gained in the course of the performance of the services referred to above, considered in the light of the experience we have gained through our practice in this field, we confirm to you that nothing that came to our attention in the course of such review has caused us to believe that the Offering Memorandum, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing that has come to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that the Offering Memorandum, as of the date and time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Offering Memorandum are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum except for those made under the captions "Description of Notes", insofar as they relate to provisions of the Indenture, dated as of March 15, 2001, between the Company and Bank One Trust Company, N.A., as trustee, "Plan of Distribution", insofar as they relate to provisions of the Purchase Agreement, dated March 9, 2001, among the Company and you, and "Important Federal Income Tax Considerations", insofar as they relate to provisions of Federal tax laws of the United States therein described. Also, we

Salomon Smith Barney Inc.                                                    -3-


do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Offering Memorandum.

          There is no specific statutory or regulatory authorization for incorporation of information by reference in the Offering Memorandum, and we express no opinion or belief as to whether such incorporation by reference is effective with respect to information contained in documents that are not received by the recipients of the Offering Memorandum.

          This letter is furnished to you by us as counsel for the Company to you as Representative of the Initial Purchasers and is solely for the benefit of the Initial Purchasers.

                                          Very truly yours,

                                    EXHIBIT D

       SELLING RESTRICTIONS FOR OFFERS AND SALES OUTSIDE THE UNITED STATES
       -------------------------------------------------------------------

          (a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section (5)(a)(i) of the Purchase Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section (5)(a)(i) of the Purchase Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and June 1, 2000, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

          (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

          (c) Terms used in this section have the meanings given to them by Regulation S.

                                      D-1